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                                                                     EXHIBIT 8.1


                                 [SABW LETTERHEAD]


                                   May 27, 2005

Exelon Corporation
10 South Dearborn Street
37th Floor
Chicago, Illinois 60680-5379

     Re:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as counsel for Exelon Corporation, a Pennsylvania corporation ("Parent"), in connection with (i) the merger (the "Merger"), contemplated by, and defined and described in, the Agreement and Plan of Merger (the "Agreement") dated as of December 20, 2004, between Parent and Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Company"), and (ii) the preparation and filing of the related Registration Statement on Form S-4, which includes a joint proxy statement and prospectus (as amended through the date hereof, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"). You have requested our opinion regarding certain United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used but not defined herein has the meaning ascribed to it in the Agreement.

     In connection with this opinion letter, we have examined the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinions, including, but not limited to, certain representation letters received by us from each of Parent and the Company dated the date hereof and referring to this opinion letter (the "Representation Letters").

     Further, for purposes of rendering this opinion letter, we have made the following assumptions: (i) original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be, by the Effective Time, duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness; (ii) the Merger will qualify as a statutory merger under the laws of New Jersey and Pennsylvania and will be effected in the manner described in the Registration Statement and in accordance with the provisions of the Agreement; (iii) the statements concerning the Merger set forth in the Registration Statement, including the purposes of the Company and Parent for consummating the Merger, are accurate and complete; (iv) the representations set forth in the Agreement are accurate and complete at all relevant times; (v) the statements and representations of the Company and Parent set forth in their respective Representation Letters are accurate and complete at the time given and will be accurate and complete at all times through the Effective Time; (vi) the covenants and agreements contained in the Agreement and the Representation Letters will be performed without waiver or

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Exelon Corporation
May 27, 2005
Page 2


breach of any material provision; (vii) any statement or representation referred to in clause (iv) or (v) above that (A) is qualified by knowledge (or similarly qualified) is correct without such qualification or (B) relates to the absence of any plan, intention, understanding or agreement signifies that there is in fact no plan, intention, understanding or agreement and
(viii) the Merger will be reported by Parent and the Company on their respective United States federal income tax returns in a manner consistent with the opinions set forth below.

     Our opinions are not binding on the IRS. Our opinions are based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), applicable United States Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date hereof and all of which are subject to change possibly with retroactive effect. A change in any of the foregoing or the inaccuracy of any of the documents or assumptions on which our opinions are based could affect our conclusions.

     Based upon and subject to the foregoing, in our opinion:

     (i) the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     (ii) each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

     Based upon and subject to the foregoing, in our opinion the statements set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger", to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, are correct in all material respects.

     Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

     We hereby consent to the reference to this opinion letter in the Registration Statement, to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

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Exelon Corporation
May 27, 2005
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     We are furnishing this opinion letter to you solely in connection with the filing of the Registration Statement.

                                       Very truly yours,


                                       /s/ Sidley Austin Brown & Wood LLP